                                 EXHIBIT 23.1

                              Consent of KPMG LLP

                              Consent of KPMG LLP
                              -------------------

The Board of Directors
ICG Communications, Inc.:

We consent to incorporation by reference in the registration statements No. 33-96660 on Form S-3 of IntelCom Group, Inc., No. 333-08729 on Form S-3 of Holdings (Canada) Co., and Nos. 333-40495 and 333-45213 and 333-56835 on Form S-8 of ICG Communications, Inc. of our reports dated February 16, 2000, relating to the consolidated balance sheets of ICG Communications, Inc. and subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1999, and the related financial statement schedule, which reports appear in the December 31, 1999 Annual Report on Form 10-K of ICG's Communications, Inc.



                                      /s/ KPMG LLP


Denver, Colorado
March 29, 2000